Exhibit 10.2

Corporate Headquarters 40W267 Keslinger Road PO Box 393 LaFox, IL 60147-0393 USA

June 4, 2020

Mr. Trey McIntyre Ill

4134 Birkshire Heights Fort Mill, SC 29708

Re:	Amendment 3 to the Employment, Nondisclosure and Non-Compete Agreement

Dated June 15, 2015

Dear Trey:

Effective June 4, 2020, RICHARDSON ELECTRONICS, Ltd. (“Employer”) and Trey McIntyre (“Employee”) agree to the following changes to the Employment, Nondisclosure and Non-Compete Agreement (“Agreement”) between Employer and Employee dated June 15, 2015, inclusive of Amendment 1 dated April 10, 2018, and Amendment 2 dated December 14, 2018:

•

Section 1.02 Term of Employment. Employee’s employment pursuant to this Agreement shall commence on June 15, 2015, or such other date as may be agreed upon by Employee and the Employer and, subject to the other provisions of this Agreement and subsequent Amendment 1 and Amendment 2, the term of such employment (the “Employment Term”) shall continue on an “at will” basis.

•	Both parties agree to review this Agreement, Amendment 1 and Amendment 2 every six months and mutually agree on any changes.

•	All terms not set forth herein shall remain the same as the Agreement, Amendment 1 and Amendment 2.

Please review the terms and conditions given above, sign this Amendment 3, keep one copy for your records, and return the other copy to us.  Please do not hesitate to contact me should you have any questions or concerns.

Sincerely yours,

Wendy Diddell

Chief Operating Officer

I accept the terms and conditions given above.

Signature:	Date of Signature: